                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      May 13, 1996
                                                ------------------------------

                         Leggett & Platt, Incorporated
- ------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Missouri                     1-7845                  44-0324630
- ------------------------------------------------------------------------------
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)          Identification No.)


    No. 1 Leggett Road, Carthage, MO                             64836
- ------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code    (417) 358-8131
                                                  ----------------------------


- ------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Leggett & Platt, Incorporated (the "Company") acquired Pace Holdings, Inc. ("Holdings") of Fayetteville, Arkansas on May 13, 1996. The acquisition was accomplished through the merger (the "Merger") of a wholly owned subsidiary of the Company into Holdings. As a result of the transaction, Holdings became a wholly owned subsidiary of the Company. Pace Industries, Inc. ("Pace"), the principal operating subsidiary of Holdings, also became a subsidiary of the Company as a result of the transaction.

     Pursuant to the merger, the Company issued approximately 5,134,000 shares (the "L&P Shares") of its common stock ("L&P Stock"), $.01 par value, to the 40 shareholders of Holdings, including certain Holdings directors and executive officers. Set out below is further information concerning the directors, executive officers and holders of more than 5% of the common stock of Holdings ("Holdings Stock").

                                                Shares of Holdings
                                                Stock Beneficially
                                               Owned Prior to Merger
                                              -----------------------
Name and Address                              Shares          Percent
- ----------------                              ------          -------
KP Holdings, L.P.*                           103,000           31.2%
  c/o Kenner & Company, Inc.
  437 Madison Avenue
  New York, NY 10022

UBS Capital LLC                               48,000           14.5%
  299 Park Avenue
  New York, NY 10171-0026

Bob L. Gaddy                                  43,215**         13.1%
  c/o Pace Holdings, Inc.
  One McIlroy Plaza, Suite 401
  Fayetteville, AR 72701

James F. Keenan                               29,794            9.0%
  211 Seaview Avenue
  Palm Beach, FL 33480

Alice L. Walton                               20,000            6.1%
  c/o Llama Company
  One McIlroy Plaza, Suite 301
  Fayetteville, AR 72701

James D. Starkey                              16,196            4.9%
  c/o the Company
  One McIlroy Plaza, Suite 401
  Fayetteville, AR 72701

J. Scott Bull                                 13,661            4.1%
  c/o the Company
  One McIlroy Plaza, Suite 401
  Fayetteville, AR 72701

* Jeffrey L. Kenner and John M. Baldwin were directors of Holdings and executive officers of Kenner & Company, Inc. Each is therefore deemed to beneficially own these shares.
**   Includes shares held by trusts which Mr. Gaddy serves as Trustee.

     Bob L. Gaddy, the Chairman and Chief Executive Officer of Holdings, has been elected as a director and senior vice president of the Company.

     Each share of Holdings Stock, issued and outstanding immediately prior to the effective date of the Merger (the "Effective Date") was converted, pursuant to the terms of the Merger including provisions for adjustments to the merger consideration, into the right to receive approximately 15.7124 shares of L&P Stock and cash in lieu of fractional shares.

     Holdings was a privately owned company with annual sales of about $200 million for the fiscal year ended June 30, 1995. Holdings and its primary operating subsidiary, Pace Industries, Inc., is a leading manufacturer of non-automotive aluminum die cast products. Products manufactured and sold by Holdings and its subsidiaries include die castings for gas barbeque grills, outdoor lighting, electrical motors, clean room flooring and other consumer and industrial products. Holdings and its subsidiaries operate approximately eight manufacturing facilities. The Company intends to continue the general lines of business acquired in the Holdings transaction.

ITEM 7(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     (1) The following consolidated financial statements of Pace Holdings, Inc. are incorporated by reference from the Company's Registration Statement on Form S-3 (Registration Number 333-03233).

          Financial Statements -- June 30, 1995 and 1994 -- Audited

                Report of Independent Accountants
                Consolidated Balance Sheet
                Consolidated Statement of Income
                Consolidated Statement of Stockholders' Equity
                Consolidated Statement of Cash Flows
                Notes to Consolidated Financial Statements

     (2)  Financial Statements -- March 31, 1996 -- Unaudited

                Consolidated Condensed Balance Sheet at March 31, 1996 and June 30, 1995
                Consolidated Condensed Statement of Operations for nine months ended March 31, 1996 and March 31, 1995
                Consolidated Condensed Statement of Cash Flows for nine months ended March 31, 1996 and March 31, 1995
                Notes to Consolidated Condensed Financial Statements

ITEM 7(b)  PRO FORMA FINANCIAL INFORMATION

     1. Leggett & Platt, Incorporated and Subsidiaries and Pace Holdings, Inc. and Subsidiary Pro Forma Condensed and Combined Balance Sheet as of March 31, 1996 (Unaudited)

     2. Leggett & Platt, Incorporated and Subsidiaries and Pace Holdings, Inc. and Subsidiary Pro Forma Condensed and Combined Statement of Earnings for the Three Months Ended March 31, 1996 (Unaudited)

     3. Leggett & Platt, Incorporated and Subsidiaries and Pace Holdings, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Earnings for the Twelve Months Ended December 31, 1995 (Unaudited)

     4. Leggett & Platt, Incorporated and Subsidiaries and Pace Holdings, Inc. and Subsidiary Pro Forma Condensed Combined Statement of Earnings for the Twelve Months Ended December 31, 1994 (Unaudited)

     5. Leggett & Platt, Incorporated and Subsidiaries and Pace Holdings, Inc. and Subsidiary Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

ITEM 7(c)  EXHIBITS

See Exhibit Index

                              PACE HOLDINGS, INC.
                                AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                      PACE HOLDINGS, INC. AND SUBSIDIARY
                     CONSOLIDATED CONDENSED BALANCE SHEET
              (Dollars in Thousands Except Shares and Par Value)
                                  (Unaudited)


                       ASSETS                                       March 31,     June 30,
                                                                      1996          1995
                                                                    ---------     ---------
Current assets:
     Cash and cash equivalents                                      $     785     $     254
     Accounts and notes receivable, net                                53,848        42,016
     Inventories                                                       57,666        25,429
     Other current assets                                               2,440           357
                                                                    ---------     ---------
     Total current assets                                             114,739        68,056
                                                                    ---------     ---------

Property, plant and equipment:
     Less accumulated depreciation and amortization of $9,605 at
        March 31, 1996 and $5,894 at June 30, 1995                     60,678        48,148
Excess of investment over net assets acquired                          74,741        70,374
Other assets                                                            8,533        10,915
                                                                    ---------     ---------
Total assets                                                        $ 258,691     $ 197,493
                                                                    =========     =========


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current maturities of long-term debt                           $   4,272     $     671
     Accounts payable                                                  35,076        25,850
     Accrued liabilities                                               10,818         7,062
                                                                    ---------     ---------
     Total current liabilities                                         50,166        33,583
                                                                    ---------     ---------

Long-term debt                                                        169,714       129,129
                                                                    ---------     ---------

Subordinated notes                                                     20,000        20,000
                                                                    ---------     ---------

Other long-term obligations                                             1,610         1,374
                                                                    ---------     ---------

Deferred income taxes                                                   6,018         7,950
                                                                    ---------     ---------

Commitments and contingencies (Note 4)

Minority interest in subsidiary                                         2,216         2,041
                                                                    ---------     ---------

Stockholders' equity:
     Common Stock, par value $.01 per share:
        Class A, voting, 1,000,000 shares authorized,
        300,000 shares issued and outstanding                               3             3
        Class B, non-voting, 26,163 shares authorized,
        14,492 shares issued and outstanding                                -             -
     Additional paid-in capital                                        38,119        29,997
     Carryover basis adjustment attributable to the continuing
        management stockholders                                       (31,079)      (31,079)
     Retained earnings                                                  1,924         4,495
                                                                    ---------     ---------
Total stockholders' equity                                              8,967         3,416
                                                                    ---------     ---------
Total liabilities and stockholders' equity                          $ 258,691     $ 197,493
                                                                    =========     =========

See accompanying notes to consolidated condensed financial statements.

                      PACE HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            (Dollars in Thousands)
                                  (Unaudited)


                                                                         Nine Months Ended
                                                                             March 31,
                                                                     -------------------------

                                                                        1996           1995
                                                                     ----------    -----------
Net sales                                                           $   141,585   $    117,107
Cost of sales                                                           114,996         92,992
                                                                     ----------    -----------
Gross profit                                                             26,589         24,115

Selling, general and administrative expenses                             10,878          7,812
Amortization of intangibles                                               4,705          4,361
                                                                     ----------    -----------

Operating income                                                         11,006         11,942

Other income (expense):
    Interest expense                                                    (15,876)       (13,171)
    Other income                                                             65            (77)
                                                                     ----------    -----------


Loss before income taxes                                                 (4,805)        (1,306)

Income tax benefit                                                        2,409            346
                                                                     ----------    -----------


Loss before minority interest                                            (2,396)          (960)

Minority interest in (income)
    loss of consolidated subsidiary                                        (175)           134
                                                                     ----------    -----------

Net loss                                                            $    (2,571)  $       (826)
                                                                     ==========    ===========

    See accompanying notes to consolidated condensed financial statements.

                      PACE HOLDINGS, INC. AND SUBSIDIARY
                CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                            (Dollars in Thousands)
                                  (Unaudited)


                                                                                      Nine Months Ended
                                                                                          March 31,
                                                                                   -------------------------

                                                                                      1996          1995
                                                                                   ----------    -----------
Cash flows from operating activities:
    Net loss                                                                      $    (2,571)  $       (826)
    Adjustments to reconcile net loss to net cash provided
      by operating activities:
        Depreciation                                                                    3,725          2,904
        Amortization                                                                    5,395          5,025
        Loss (gain) on sale of property, plant and equipment                               (2)            16
        Minority interest in loss (income) of consolidated subsidiary                     175           (134)
        Deferred income taxes                                                          (1,932)          (567)
        Change in assets and liabilities:
          Accounts and notes receivable                                               (10,460)        (3,931)
          Inventories                                                                 (30,547)       (23,264)
          Other current assets                                                         (2,083)          (356)
          Other assets                                                                   (496)        (1,899)
          Accounts payable                                                              9,042          9,553
          Accrued liabilities                                                           2,423          2,594
                                                                                   ----------    -----------
Net cash provided by (used in) operating activities                                   (27,331)       (10,885)
                                                                                   ----------    -----------

Cash flows from investing activities:
    Purchase of property, plant and equipment                                         (11,060)        (7,232)
    Proceeds from sale of equipment                                                        14            123
    Acquisition of business                                                                91              -
    Payment of deferred cost                                                                -         (1,359)
    Collection of notes receivable                                                        342            365
                                                                                   ----------    -----------
Net cash provided by (used in) investing activities                                   (10,613)        (8,103)
                                                                                   ----------    -----------

Cash flows from financing activities:
    Proceeds from long-term debt                                                       41,621         18,705
    Payments of long-term debt                                                           (860)          (689)
    Payments of other long-term obligations                                               (36)             -
    Payment of deferred loan fees                                                        (275)             -
    Proceeds from minority interest                                                         -            965
    Redemption of Class B shares                                                       (1,975)             -
                                                                                   ----------    -----------
Net cash provided by (used in) financing activities                                    38,475         18,981
                                                                                   ----------    -----------

Net increase (decrease) in cash and cash equivalents                                      531             (7)
Cash and cash equivalents - beginning                                                     254            473
                                                                                   ----------    -----------
Cash and cash equivalents - ending                                                $       785   $        466
                                                                                   ==========    ===========

Supplementary disclosure of cash flow information:
    Cash paid during the period for:
        Income taxes                                                              $     2,808   $      1,626
        Interest                                                                       12,005          9,527

Non-cash investing and financing activities:
    Equipment acquired by issuance of note payable                                      1,500              -
    Business acquired by issuance of stock                                             10,097              -

See accompanying notes to consolidated condensed financial statements.

                       PACE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (Dollars in Thousands)
                                  (Unaudited)


NOTE 1. GENERAL

     In the opinion of management, the accompanying consolidated condensed financial statements contain all adjustments (adjustments are of a normal recurring nature) necessary to present fairly the consolidated financial position of Pace Holdings, Inc. and Subsidiary (the "Company") as of March 31, 1996 and June 30, 1995, and the consolidated results of operations for the nine month periods ended March 31, 1996 and 1995 and the consolidated cash flows for the nine month periods ended March 31, 1996 and 1995. Results of operations for the nine months ended March 31, 1996, are not necessarily indicative of results which will be achieved for the full fiscal year.


NOTE 2.  INVENTORIES

     The components of inventory are as follows:

                        March 31,  June 30,
                          1996       1995
                        ---------  --------

     Finished Goods       $32,036   $ 8,811
     Work-In-Process        5,518     4,199
     Raw Materials         12,777     6,364
     Supplies               7,335     6,055
                          -------   -------

                          $57,666   $25,429
                          =======   =======

NOTE 3.  RELATED PARTIES

     The Company has provided administrative, marketing and distribution functions to an affiliated company at the Company's cost. The affiliated company has performed verti-cast die casting operations, similar to a sub-contractor, using raw materials provided by the Company pursuant to a supply agreement between the Company and the affiliated company. Billings to the Company for services provided by the affiliated company were $4.3 million and $7.8 million during the nine months ended March 31, 1996 and 1995, respectively. Effective December 1, 1995, the Company discontinued this relationship.


NOTE 4.  CONTINGENCIES

     In connection with the acquisition of Universal Die Casting, Inc. ("Universal") assets by Precision Industries, Inc. ("Precision"), an entity subsequently acquired by the Company during fiscal 1990, the National Labor Relations Board ("NLRB") filed a complaint based on an unfair labor charge filed by the union representing the former employees of Universal. The complaint alleges that the Company refused to hire former employees of Universal because they were union members and refused to bargain with the union. It seeks back pay and benefits, together with interest thereon, from October 18, 1988, and reinstatement on behalf of 81 individuals. In May 1993, the administrative law judge in a recommended order, rendered a decision against the Company. The recommended order would require the Company to recognize and bargain with the union and to offer immediate and full reinstatement of 61 employees and make such employees whole for any loss of earnings and other benefits suffered as a result of the alleged discrimination against them. However, under applicable law, such damages would generally be reduced by the amount of mitigation, if any, by such individuals, including salary and benefits earned by such individuals since October 18, 1988. The Company filed an appeal to the full NLRB in Washington and exceptions to the administrative law judge's recommended order. On January 3, 1996, the NLRB rendered its decision on the Company's appeal by affirming the administrative law judge's decision and recommended order against the Company. The Company has appealled the NLRB's decision to the Eighth Circuit Court of Appeals in St. Louis, Missouri and will contest individual backpay specifications in NLRB compliance proceedings, if necessary. During August 1994, the Company began implementation of a plan to offer employment to certain of these individuals, which offers, in the event there was an unfavorable outcome to the Company regarding this matter, would toll the accrual of any further back pay and benefits. The Company believes its hiring practices were objective and complied with all labor laws and that the individuals were denied employment for legitimate reasons. The Company and special litigation counsel have concluded that it is only reasonably possible that there could be an adverse outcome with respect to these proceedings.

     On May 23, 1994, TRW Inc., an Ohio corporation ("TRW") filed a complaint styled as TRW Inc. v. Pace Industries, Inc. and Pace Industries Cast-Tech Division, Inc., No. 94CV71983DT, in United States District Court in the Eastern District of the State of Michigan alleging that the Company breached supply contracts between the parties in 1991 and 1992 and seeking compensatory damages of $4.7 million and punitive damages of $10 million. On November 2, 1994, the Company filed an answer and counterclaim to the TRW complaint denying the allegations in the TRW complaint and claiming compensatory damages approximating $12 million relating to: (i) the nonpayment of invoices for parts ordered and accepted by TRW; (ii) the nonpayment by TRW for parts ordered, but not accepted and (iii) the breach of certain promises and misrepresentations by TRW regarding assets and tooling purchased by the Company for the purpose of manufacturing and supplying parts requested by TRW. On August 2, 1995, TRW filed an amended complaint alleging essentially the same breach of contract claims for the $4.7 million of compensatory damages and an unspecified amount of exemplary damages, although the $10 million claim for punitive damages was removed from the litigation in the amended complaint by TRW. The Company intends to vigorously pursue the counterclaim against TRW, while defending the allegations in the TRW amended complaint, which the Company believes are without merit. The Company and its counsel have concluded that it is only reasonably possible that there could be an adverse outcome with respect to the TRW litigation. A rescheduled trial date, of June 18, 1996, has been set with respect to this litigation and discovery is currently in process.


NOTE 5.  INCOME TAXES

     The effective tax rate differs from the statutory rate primarily due to amortization of goodwill which is not deductible for tax purposes. The effective tax rate was calculated based on projected taxable income for the full fiscal year and the anticipated changes in the deferred tax assets and deferred tax liabilities.


NOTE 6.  CLASS B COMMON STOCK

     The Company had issued 18,329 shares of Class B Common Stock, that can be put to the Company on specific dates beginning in January of 1996, giving the Class B Shareholders the right to sell shares of the Class B Common Stock to the Company at contractually specified prices. The put option had a total contractual value of $10,097. During January 1996, 3,837 shares were put by the Class B Shareholders for a total price of $1,975,000.

                LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                      AND
                      PACE HOLDINGS, INC. AND SUBSIDIARY
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                MARCH 31, 1996
                                  (Unaudited)


The following pro forma condensed combined balance sheet combines balance sheets of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and Pace Holdings, Inc. and Subsidiary (Pace) at March 31, 1996, under the assumptions set forth in the accompanying notes. The pro forma condensed combined balance sheet should be read in conjunction with the separate financial statements and notes thereto of Leggett and Pace. The pro forma condensed combined balance sheet is not necessarily indicative of the financial position of the combined companies as it may be in the future.

                                                                                       Pro Forma Adjustments
                                                                Historical           -------------------------
                                                           ---------------------                     Note          Pro Forma
                                                           Leggett       Pace        Amount        Reference       Combined
                                                           ---------     -------     -------------------------     ---------
                      ASSETS
Current Assets
  Cash and cash equivalents                               $      3.9    $    0.8    $                             $      4.7
  Receivables                                                  283.1        53.9                                       337.0
  Inventories                                                  278.3        57.6       (2.8)         (6)               333.1
  Other current assets                                          38.2         2.4                                        40.6
                                                           ---------     -------     -------                       ---------
    Total current assets                                       603.5       114.7       (2.8)                           715.4

Property, Plant and Equipment - at cost                        831.4        70.3                                       901.7
  Less accumulated depreciation and amortization               369.5         9.6                                       379.1
                                                           ---------     -------     -------                       ---------

   Net Property, Plant and Equipment                           461.9        60.7        0.0                            522.6

Other Assets
  Investments in and advances to associated companies            5.6         0.0        9.9          (3)                 5.6
                                                                                       (9.9)         (4)
  Goodwill, net                                                138.5        74.7                                       213.2
  Sundry                                                        52.9         8.5       (4.4)         (7)                57.0
                                                           ---------     -------     -------                       ---------

    TOTAL ASSETS                                          $  1,262.4    $  258.6    $  (7.2)                      $  1,513.8
                                                           =========     =======     =======                       =========

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts and notes payable                              $     83.4    $   35.1    $                             $    118.5
  Accrued expenses and other liabilities                       169.2        15.0                                       184.2
                                                           ---------     -------     -------                       ---------

    Total current liabilities                                  252.6        50.1        0.0                            302.7

Long-Term Debt                                                 175.3       189.7       27.2         (5)(8)             392.2
Deferred Income Taxes and Other Liabilities                     68.0         7.6      (10.2)         (9)                65.4
Minority interest in subsidiary                                  0.0         2.2                                         2.2
Shareholders' Equity
  Common stock                                                   0.8         0.0        0.1           (3)                0.9
  Additional contributed capital                               152.2         7.1       (7.6)        (3)-(5)            151.7

  Retained earnings                                            625.2         1.9      (16.7)    (3)(4)(6)-(9)          610.4
  Cumulative translation adjustment                             (5.0)        0.0                                        (5.0)
  Less treasury stock                                           (6.7)        0.0                                        (6.7)
                                                           ---------     -------     -------                       ---------
    Total shareholders' equity                                 766.5         9.0      (24.2)                           751.3
                                                           ---------     -------     -------                       ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $  1,262.4    $  258.6    $  (7.2)                      $  1,513.8
                                                           =========     =======     =======                       =========

                LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                      AND
                      PACE HOLDINGS, INC. AND SUBSIDIARY
              PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                       THREE MONTHS ENDED MARCH 31, 1996
                                  (Unaudited)




The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and Pace Holdings, Inc. and Subsidiary (Pace) for the three months ended March 31, 1996. This statement has been prepared under the assumptions set forth in the accompanying notes. This statement should be read in conjunction with the separate financial statements and notes thereto of Leggett and Pace. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisition been effective January 1, 1996.

                                                                                       Pro Forma Adjustments
                                                                Historical           -------------------------
                                                           ---------------------                     Note          Pro Forma
                                                           Leggett       Pace        Amount        Reference       Combined
                                                           ---------     -------     -------------------------     ---------
Net sales                                                 $   524.2     $   67.1    $                             $   591.3

Costs, expenses and other
  Cost of goods sold                                          393.9         54.2        0.0          (6)              448.1
  Selling, distribution, administrative and other, net         68.1          5.6                                       73.7
  Interest expense                                              2.6          5.7       (2.5)       (7)(8)               5.8
                                                           ---------     -------     -------                       ---------

      Total costs, expenses and other                         464.6         65.5       (2.5)                          527.6
                                                           ---------     -------     -------                       ---------

    Earnings before income taxes                               59.6          1.6        2.5                            63.7
Income taxes                                                   23.2          0.6        0.1          (9)               23.9
                                                           ---------     -------     -------                       ---------

    Net Earnings                                          $    36.4    $     1.0    $   2.4                       $    39.8
                                                           =========     =======     =======                       =========

Net Earnings Per Share                                    $     0.43                                              $     0.44

Average common and common
 equivalent shares outstanding                                 85.2                                                    90.3

                 LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                      AND
                      PACE HOLDINGS, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                    (Amounts in Millions, except per share)


The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and Pace Holdings, Inc. and Subsidiary (Pace) for the twelve months ended December 31, 1995. This statement has been prepared under the assumptions set forth in the accompanying notes. This statement should be read in conjunction with the separate financial statements and notes thereto of Leggett and Pace incorporated by reference or included in this report. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisition been effective January 1, 1995.

                                                               Historical           Pro Forma Adjustments
                                                           -------------------      ---------------------
                                                                                                  Note       Pro Forma
                                                            Leggett       Pace      Amount     Reference     Combined
                                                           ---------    --------    -------    ----------    ---------
Net sales                                                   $2,059.3     $198.6       $                      $2,257.9
Costs, expenses and other
  Cost of goods sold                                         1,568.3      158.0        2.6          (6)       1,728.9
  Selling, distribution, administrative and other, net         258.8       19.0                                 277.8
  Interest expense                                              11.5       20.7       (5.9)      (7)(8)          26.3
                                                            --------     ------      -----                   --------
    Total costs, expenses and other                          1,838.6      197.7       (3.3)                   2,033.0
                                                            --------     ------      -----                   --------
Earnings before income taxes                                   220.7        0.9        3.3                      224.9
Income taxes                                                    85.8        1.1        1.3          (9)          88.2
                                                            --------     ------      -----                   --------
  Net Earnings                                              $  134.9     $ (0.2)     $ 2.0                   $  136.7
                                                            ========     ======      =====                   ========
Net Earnings Per Share                                      $   1.59                                         $   1.52
Average common and common equivalent shares outstanding         84.9                                             90.0

                 LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                      AND
                      PACE HOLDINGS, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                    (Amounts in Millions, except per share)


The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and Pace Holdings, Inc. and Subsidiary (Pace) for the twelve months ended December 31, 1994. This statement has been prepared under the assumptions set forth in the accompanying notes. This statement should be read in conjunction with the separate financial statements and notes thereto of Leggett and Pace incorporated by reference or included in this report. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisition been effective January 1, 1994.

                                                               Historical           Pro Forma Adjustments
                                                           -------------------      ---------------------
                                                                                                  Note       Pro Forma
                                                            Leggett       Pace      Amount     Reference     Combined
                                                           ---------    --------    -------    ----------    ---------
Net sales                                                   $1,858.1     $151.4      $                       $2,009.5
Costs, expenses and other
  Cost of goods sold                                         1,429.1      116.1        1.3          (6)       1,546.5
  Selling, distribution, administrative and other, net         229.7       15.7                                 245.4
  Interest expense                                               9.8       17.3       (7.3)      (7)(8)          19.8
                                                            --------     ------      -----                   --------
    Total costs, expenses and other                          1,668.6      149.1       (6.0)                   1,811.7
                                                            --------     ------      -----                   --------
    Earnings before income taxes                               189.5        2.3        6.0                      197.8
Income taxes                                                    74.1        1.2        2.3          (9)          77.6
                                                            --------     ------      -----                   --------
    Net Earnings                                            $  115.4     $  1.1      $ 3.7                   $  120.2
                                                            ========     ======      =====                   ========
Net Earnings Per Share                                      $   1.39                                         $   1.36
Average common and common equivalent shares outstanding         83.1                                             88.2

                LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                      AND
                      PACE HOLDINGS, INC. AND SUBSIDIARY
          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

                   (Amounts in Millions, except share data)


Note 1: The pro forma statements reflect Leggett & Platt, Incorporated's (Leggett) acquisition of all of the outstanding voting common shares of Pace Holdings, Inc. (Holdings) in exchange for approximately 5.1 million shares of Leggett's common stock in a transaction accounted for as a pooling of interests. The pro forma condensed combined balance sheet presents the acquisition of Pace Holdings, Inc. and Subsidiary
         (Pace) as if it had occurred on March 31, 1996, while the pro forma condensed combined statements of earnings for the three months ended March 31, 1996 and the twelve months ended December 31, 1995 and 1994 present the acquisition as if it had occurred on January 1 of each year. Only statements of earnings since 1994 are presented due to Holdings' leveraged buyout of Pace Industries, Inc. in December, 1993.

Note 2: Pace has previously had a June 30 fiscal year end. The pro forma condensed combined financial statements were prepared by restating Pace's operating results to Leggett's December 31 fiscal year end.
         Such presentation aligns comparable fiscal (calendar) quarters for Pace and Leggett, and provides a basis for future comparability of combined results. Pace's operating results are seasonal, with significant sales and operating profits occurring in the first two calendar quarters of the year.

Note 3:  To record shares issued by Leggett for Holdings' voting common shares.

Note 4:  To eliminate Leggett's investment in Holdings.

Note 5: To reflect the exercise of put options under change in control provisions by holders of Holdings' non-voting stock.

Note 6: To adjust inventories to LIFO cost method to conform Pace's accounting policies to those of Leggett.

Note 7:  To eliminate debt issuance fees and related amortization.

Note 8: To reduce interest expense on debt which would have been retired through the issuance of new debt with lower interest rates and to recognize additional borrowing for merger related expenditures.

Note 9:  To record the tax benefit on the items in Notes 6, 7 and 8.

Note 10: If the Merger is consummated, Leggett will incur up to $45 in nonrecurring merger costs relating to debt restructuring, transaction fees, the exercise of stock options and other contractual obligations. These costs will be charged to the combined results of operations during the current year and are not reflected in the pro forma statements of earnings.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Leggett & Platt, Incorporated
                                           __________________________________
                                           Registrant

May 24, 1996                               /s/ Michael A. Glauher
_________________________                  __________________________________
Date                                       Signature

                                 Exhibit Index

Exhibit                                                          Sequential
Number                Description                                Page Number
- ------                -----------                                -----------

  2              Merger Agreement..............................
  23             Consent of Coopers & Lybrand..................
  99             The following consolidated financial statements of Pace
                 Holdings, Inc. are incorporated by reference from the Company's
                 Registration Statement on Form S-3 (Registration Number 333-
                 03233).

                 Financial Statements -- June 30, 1995 and 1994 -- Audited

                       Report of Independent Accountants
                       Consolidated Balance Sheet
                       Consolidated Statement of Income
                       Consolidated Statement of Stockholders' Equity Consolidated Statement of Cash Flows
                       Notes to Consolidated Financial Statements